SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)
 COMMON STOCK-GP STRATGIES CORP.
          GAMCO ASSET MANAGEMENT INC.
                       1/26/06           15,900-            7.5542
                       1/26/06            1,000-            7.5500
                       1/26/06           10,200-            7.5235
                       1/26/06            3,000-            7.5000
                       1/25/06           35,200-            7.1999
                       1/24/06           27,000-            6.9978
                       1/24/06            1,100-            7.0000
                       1/23/06           20,700-            7.1268
                       1/23/06              800-            7.1700
                       1/20/06           19,300-            7.3224
                       1/20/06            2,100-            7.2800
                       1/04/06            1,300-            7.7754
                      12/09/05            1,000-            6.9800
                      12/02/05              500-            7.1500
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       1/20/06            9,800-            7.3284

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.